Exhibit 10.17

CONFIDENTIAL

DISTRIBUTOR AGREEMENT

Lextron, Inc. including subsidiaries TW Medical Veterinary Supply and VetPharm

This Agreement made and entered into this 1st day of April, 2010 by and between Lextron, Inc. with its principal office at 620 “O” Street, P.O. Box 1240 Greeley CO 80632 (hereinafter called “Distributor”); and ABAXIS, Inc., a California corporation with its principal office at 3240 Whipple Road, Union City, California 94587 (hereinafter called “ABAXIS”).

WHEREAS, ABAXIS is a manufacturer of products for the in vitro analysis of various components in body fluids and whereas ABAXIS desires to further the sale of its products to veterinarians’ offices, clinics, hospitals, etc.

WHEREAS, DISTRIBUTOR conducts a business which sells medical products to such veterinarian sites as those mentioned above and is interested in becoming a distributor of ABAXIS products;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Definitions

As used in this Agreement, the terms defined below shall have the following meanings;

A.	“Distribute”, “Distributed” or “Distribution” shall mean to sell, distribute, market, promote, stimulate interest in, solicit orders for and provide services in connection with those activities.

B.	“Distributor Price” shall mean the price listed in the ABAXIS Distributor price list or Distributors price list current as of the date of an Order for Products unless otherwise agreed to in writing.

C.	“End User” shall mean any provider of veterinarian medical care that actually uses the Products.

D.	“Order” shall mean a written purchase order that describes Products being purchased by Distributor.

E.
“Order Terms” shall mean, notwithstanding any conflicting terms set forth on an Order, the terms and conditions contained in this Agreement, and in any modifications thereto as may be agreed in writing.

F.
“Professional Use” shall mean use of Products in connection with care of non-human animals, which use is conducted or supervised by trained veterinary personnel who have the authority under applicable laws, regulations or statutes to use such Products for such purpose. No Abaxis product shall be sold to or for the use in human medical care under any circumstances.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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G.
“Products” shall mean the ABAXIS products listed in the ABAXIS distributor price list current as of the date of the agreement, subject to any additions, removals, or other changes as ABAXIS may from time to time communicate to Distributor in writing.

H.	“Instrument” shall mean the analyzer, which is an electromechanical device.

I.	“Reagent Rotor” shall mean the plastic disk containing chemical reagents.

J.	“Territory” shall mean the geographical area consisting of those areas in United States serviced by field sales representatives or called on by inside telesales representatives.

K.
“Trademarks”, “Trade names” and “Copyrights” shall mean the trademarks, trade names and copyrights, respectively, owned or controlled by ABAXIS, whether registered or arising by applicable law, and used in connection with the Products.

2.	Appointment

ABAXIS hereby grants to Distributor the non-exclusive right to Distribute Products to End-Users for Professional Use in the Territory. Distributor is not authorized to sell ABAXIS Products to resellers, other than to a leasing company which leases the Product to End Users. By entering into this Agreement, Distributor agrees to assist ABAXIS by facilitating the availability of ABAXIS’ Products and the availability of proper training and support to the End Users of ABAXIS’ Products.

3.	Obligations of Distributor.

Distributor’s obligations under this Agreement shall, without limitation, include the following:

A.	Distributor shall use its best efforts to Distribute Products.

B.
Distributor shall maintain adequate written procedures for warehouse control and Distribution of Products. Distributor shall maintain accurate and complete records of shipments to End-Users for at least two (2) years or to the end of the useful life of the Products, whichever is longer. The written records shall be in such a form as to enable ABAXIS to trace the location of all Products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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C.
Distributor shall ensure that any ABAXIS Products which may be returned directly to Distributor shall not be cleaned or otherwise refurbished and re-sold or re-used by Distributor or others, without ABAXIS’ prior written consent, and Distributor shall maintain adequate written procedures designed to prevent such prohibited activities. Distributor further agrees to contact Abaxis Customer Service prior to accepting any return from any end user for any Instrument. In the case of a used Instrument (packing seal has been broken), Abaxis will provide a quotation for refurbishing Instrument for Distributor to sell as a factory refurbished Instrument. If the packing seal for an Instrument has not been broken, Abaxis may inspect as it deems necessary and will adjust Distributor and Abaxis installed base records to reflect the return. For the avoidance of doubt, ABAXIS will not accept any returns of Product to ABAXIS except as provided in Section 7.

D.
Distributor shall submit all advertising and promotional materials for Products to ABAXIS at least 10 days prior to use or distribution of such materials. In the event that ABAXIS provides comments or suggests changes within 10 days of the receipt of such materials, Distributor will revise the materials accordingly.

E.	Distributor shall comply with all relevant governmental rules and regulations, and shall obtain all licenses and approvals necessary to Distribute Products in the Territory.

F.	Distributor will make no representations or warranties with respect to the Products other than those specifically authorized in writing by ABAXIS.

G.
Distributor agrees to on-going training and sales meetings as required by ABAXIS so as to be able to adequately describe, demonstrate and sell Products. Without limiting the generality of the foregoing, Distributor agrees to semi-annual meetings held at mutually agreed upon sights and on mutually agreed upon dates.

H.
Distributor will stock and/or assist customers in obtaining proper blood transfer devices. A list of approved devices is described in ABAXIS Product Operators’ Manual. Other, non-approved devices may interfere with product performance and Distributor shall not recommend to customers or assist customers with the use of such other devices, or otherwise facilitate customer use of such other devices, without the written consent of Abaxis.

I.	Distributor agrees to maintain a minimum of [*] inventory of Product at Distributor’s warehouse unless otherwise agreed to in writing.

J.
Under no circumstances will Distributor in any way alter original manufacturers packaging, sell Product in quantities other than as originally packaged (break boxes) or deface, tamper with or change in any way the Product labeling.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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K.	Distributor agrees not to sell or otherwise provide off label or other 3rd party supplied reagents for use with any Abaxis branded instrument.

L.	Within 5 business days of the close of each month, Distributor shall report to Abaxis, the current inventory levels of all Abaxis products by SKU and description, for all warehouse location.

M.
Within 5 business days of the close of each month, Distributor shall report to Abaxis or the Abaxis authorized IT agent, currently Focus Technology Group, clinic level sales data including ship to and bill to information, clinic or facility name, address, city, state, zip, quantities purchased, product descriptions, product numbers and other Product sales and marketing data as may be requested by ABAXIS from time to time. This timeliness and accuracy of this data is critical as it is an integral part of the field sales and sales management monthly performance review and compensation plan. It also will be used for example in targeted marketing campaigns, for account retention analysis, customer satisfaction benchmarks and product utilization market analysis.

4.	Obligations of ABAXIS

ABAXIS shall have the following obligations under this Agreement.

A.	ABAXIS shall provide such marketing direction and guidance to Distributor, as ABAXIS deems desirable at ABAXIS’ discretion.

B.	ABAXIS shall maintain product liability insurance covering the Products in amounts that, in its sole discretion, ABAXIS determines to be commercially reasonable.

C.	ABAXIS shall provide to Distributor such literature, brochures, and other materials as ABAXIS deems desirable in the exercise of selling ABAXIS’ Products.

D.	ABAXIS shall maintain warranty and post-warranty repair services for the Products pursuant to its then applicable warranty policies for such Products.

E.	ABAXIS shall use all commercially reasonable efforts to ship Product within [*] after receiving and accepting a faxed or mailed Order from Distributor.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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F.
ABAXIS acknowledges that Lextron’s data is confidential information that is owned solely by Lextron and may be used by ABAXIS only as expressly provided in this agreement. ABAXIS shall: (a) limit access to any data received from Lextron to ABAXIS employees who have a need-to-know in connection with the services rendered by ABAXIS to Lextron; (b) inform ABAXIS employees and agents having access to Lextron’s data of its confidential nature and ABAXIS’s obligations to this agreement; (c) take appropriate action by instruction or agreement with ABAXIS employees and agents having access to Lextron’s data to fulfill ABAXIS’s obligations under this agreement; (d) safeguard Lextron’s data by using a reasonable degree of care that is not less than the degree of care used by ABAXIS in safeguarding its own similar confidential information; (e) take a reasonable degree of care as to not disclose, divulge, communicate, and/or identify Lextron’s data to third parties; and (f) not use Lextron’s data in any aggregation or compilation of data that is provided to any third party, whether as a report of market activity or otherwise, regardless of whether the data is identified as Lextron’; and (g) not use any data to the material detriment of Lextron. At the expiration or termination of this agreement, or earlier at Lextron’s request, ABAXIS shall surrender to Lextron or confirm the destruction or non-recoverable data erasure of Lextron’s data, as requested by Lextron

5.	Orders

A.	Orders for Products by Distributor shall be placed with ABAXIS by mail or facsimile (or by phone with explicit approval from ABAXIS) at the following address and telephone numbers:

ABAXIS, Inc.
3240 Whipple Road
Union City, CA 94587
Tel: 800-822-2947
Fax: 510-675-6500

B.	Orders shall be subject to acceptance by ABAXIS.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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C.
ABAXIS reserves the right to reject any Order or to cancel any Order previously accepted in writing if, in ABAXIS’ discretion, ABAXIS determines that it is reasonably likely that such Order will not be paid for in accordance with the Order Terms or that the Products will not be Distributed in accordance with the terms and conditions set forth in this Agreement. Upon a determination that ABAXIS intends to cancel a previously accepted Order, ABAXIS shall give Distributor, prompt written notice of such cancellation and ABAXIS will be under no further obligation to deliver Products under that Order, but ABAXIS may at its discretion if Distributor provides adequate assurances to ABAXIS that Distributor will comply fully with Distributor’s obligations under this Agreement.

6.	Price and Payment Terms

A.	The price payable by Distributor to ABAXIS for any Product shall be the current Abaxis-provided Distributor pricing or price on the date of the Order for such Product.

B.
All Orders shall be paid within [*] of the date of invoice. If payment is not received by ABAXIS within said [*], the payment shall bear a late payment charge equal to [*] per month (or partial month) that the payment is delayed.

C.
All Products sold and all prices quoted by ABAXIS are F.O.B. Union City, California or other ABAXIS distribution locations. Distributor shall be responsible for selecting the carrier responsible for transporting Products to Distributor’s warehouse and to Distributor’s customers in accordance with the guidelines laid out in Appendix A. ABAXIS will work with Distributor to minimize transportation and associated costs.

D.	Distributor shall pay for all transportation costs and all costs for insuring the Product while the Product is in transit and while the Product is in Distributor’s control.

E.	Title and risk of loss for the Product shall shift from ABAXIS to Distributor when the Product is delivered to the common carrier transportation company for shipment to Distributor.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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F.
ABAXIS hereby retains a first priority, purchase money security interest in each shipment of Products sold to Distributor hereunder, and all proceeds thereof, as collateral security for the full payment of all sums owed by Distributor for such shipment. Said security interest shall terminate as to each Product shipment when the applicable invoice is paid in full. Abaxis shall have all rights of a secured party as specified in the California Commercial Code. Upon request by ABAXIS, Distributor shall sign and deliver to ABAXIS one or more UCC-1 financing statements to further evidence or perfect the foregoing security interest of ABAXIS, and shall sign and deliver any other documents, and take any other action, that ABAXIS deems necessary or advisable to evidence or perfect such security interest.

7.	Warranty and Service Policy

A.	Instruments

ABAXIS warrants each Instrument to be free from defects in performance for its intended use for a period of one-year (the “Warranty Period”) from its initial sale by Distributor to the original customer. In the event of failure of an Instrument during the Warranty Period, ABAXIS will, at its option, repair or replace such failed Instrument free of charge except in the circumstances as listed below.

(1)	Any Instrument which has been subject to abuse, accident, alteration, modification, tampering, negligence or misuse;

(2)	Any Instrument which has been repaired or serviced by anyone not authorized by ABAXIS to render such service;

(3)	Any Instrument whose model or serial number has been altered, tampered with, defaced or removed;

(4)	Any instrument sold outside the Territory or outside of Professional Use

B.	Reagent Rotor

ABAXIS will replace the product or credit the end-user for any Reagent Rotor which the Instrument’s detection system has found to have a manufacturing defect. In the event that the Distributor’s customer finds any rotor to be defective (i.e., as determined by the Instrument’s detection system), Distributor’s customer (end-user) must call Abaxis Technical Service immediately to report pertinent information, including the lot number of the defective Reagent Rotor and for authorization for credit or replacement. ABAXIS will not be responsible for Reagent Rotors that are mishandled or stored or shipped improperly. Additionally, Abaxis will not be responsible for non-performing rotors due to operator error or sample integrity.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8.	Termination

A.
Distributor’s authorization to Distribute Products shall remain in full force and effect for one year from the date of this Agreement, and such authorization shall renew automatically for one year successive terms; provided however that at any time during the initial term or any renewal term, this Agreement may be terminated as follows:

(1)	By either party without cause, after thirty days written notice of termination;

(2)
By ABAXIS, upon giving notice that Distributor is in breach of its obligations under this Agreement, if Distributor fails to cure the breach within 10 days after receipt of written notice of the breach;

(3)	By ABAXIS, upon a change of control or ownership of Distributor as specified in Section 9 below.

B.
Upon the effective date of termination of this Agreement for whatever reason, the right of Distributor to Distribute Products will cease and Distributor will immediately discontinue all use of ABAXIS’ Trade names, Trademarks and Copyrights. Distributor will return to ABAXIS all price lists, catalogs, sales literature, operating and service manuals, advertising literature, operating and other materials relating to the Products. Upon termination, ABAXIS may purchase, but shall not be obligated to purchase, all or part of the Products remaining in Distributor’s inventory at the ABAXIS selling price to Distributor. If ABAXIS does not repurchase Distributor’s entire inventory, Distributor will have the right, for a period not to exceed 90 days, to sell any Products remaining in inventory to End-Users for Professional Use in the Territory and to continue to use the sales literature, manuals and other materials necessary for selling the remaining inventory of Products.

C.
Upon any termination of this Agreement, the provisions in Section 1, 7, 10, 11, 12, 14, 15, 16, 18 and 19 shall remain in effect as necessary to carry out the purpose of those Sections after termination. Additionally, to the extent that Distributor is allowed to retain and sell its remaining inventory of the Products, all provisions of this Agreement shall remain in effect as applicable for said sales of the remaining inventory.

9.	Assignment

A.	Distributor may not assign any of its rights or obligations under this Agreement without the prior written consent of ABAXIS, which consent may be withheld at the discretion of ABAXIS.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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B.
Immediately following (i) any consolidation or merger of Distributor with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of Distributor immediately prior to such consolidation, merger or reorganization, represents less than seventy-five percent (75%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which Distributor is a party in which more than twenty-five percent (25%) of Distributor’s voting power is transferred to a third party; or (iii) the consummation of a sale of all or substantially all of the assets of Distributor in any transaction or series of related transactions, other than a sale of all or substantially all of the assets of Distributor to an entity, the voting securities of which are owned by shareholders of Distributor in substantially the same proportions as their ownership of Distributor immediately prior to such sale, ABAXIS may terminate this Agreement upon written notice to Distributor.

10.	No Damages Arising From Termination

Distributor acknowledges and agrees that ABAXIS shall be under no obligation to renew or extend this Agreement notwithstanding any Orders placed by Distributor or other actions taken by the parties prior to termination of this Agreement. Upon termination of the Agreement, neither party shall be liable to the other for any damages (whether direct, consequential, or incidental and including expenditures, loss of profits or prospective profits of any kind) sustained or ensuring out of, or alleged to have been sustained or to have arisen out of, such termination. The foregoing shall not limit either party’s rights or remedies with respect to a breach of this Agreement by the other party.

11.	Warranty Disclaimer

Except for the express warranty concerning Products contained in Section 7 herein, ABAXIS makes no representation or warranty, express or implied (including implied warranties of merchantability and fitness for a particular purpose) concerning any Product or otherwise concerning matters contemplated by this Agreement. Distributor acknowledges and agrees that ABAXIS’ sole responsibility in the case of any breach of warranty shall be for ABAXIS to comply with ABAXIS’ policy as set forth in Section 7 above. In no event shall ABAXIS be liable for loss of profits, loss of use, or incidental, consequential or special damages of any kind.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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12.	Legal Relationship; Indemnity

A.
The relationship between ABAXIS and Distributor is that of supplier and purchaser. Distributor is an independent contractor and is not the legal representative, agent, joint venture, partner, or employee of ABAXIS for any purpose whatsoever. Distributor has no right or authority to assume or create any obligations of any kind or to make any representations or warranties, whether express or implied, on behalf of ABAXIS, or to bind ABAXIS in any respect whatsoever.

B.
Each party shall indemnify and hold harmless the other party from any third party claims, injuries, and damages, including all reasonable costs and expenses (such as attorneys’ fees), that directly or indirectly result from the negligence, recklessness, or willful misconduct of the other party or such other party’s officers, employees or agents.

13.	Use of ABAXIS Trademarks and Copyrighted Material

Distributor may use materials furnished by ABAXIS which contain ABAXIS Trademarks, Trade Names and Copyrights only with respect to distribution of the Products, in accordance with the terms of this Agreement. Any other use by Distributor of ABAXIS Trademarks, Trade Names and Copyrights shall require specific written authorization from ABAXIS, on a case by case basis. Any such use shall be on a non-transferable, non sublicenceable and non-exclusive basis.

14.	Proprietary Rights

ABAXIS will retain all of its rights and title to and ownership of all Copyrights, Trademarks, Trade Names, trade secrets, patents, and all other intellectual property embodied in the Products. Except as otherwise expressly provided in this Agreement, Distributor will have no right, title or interest in the intellectual property embodied in the Products, excepting only Distributor’s limited rights to use Trademarks, Trade Names and Copyrights for the limited purpose specified in Section 13 hereof.

15.	Patent Marking

Distributor agrees to include on the Products and on all labels, packaging and sales materials such patent marking as is reasonably requested by ABAXIS.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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16.	Confidential Information

Except as shall be necessary to comply with applicable laws and regulations including any public filing requirements, and except as otherwise agreed to by ABAXIS in writing, Distributor shall not use or disclose to third parties any communications from ABAXIS (whether in written, verbal, electronic, or other form) that are designated, or which should reasonably be regarded in the normal commercial view, as constituting confidential information, business secrets or proprietary information of ABAXIS (including the existence and terms of this Agreement) (the “Confidential Information”). ABAXIS hereby consents to the use of its Confidential Information and disclosure of its Confidential Information to the employees of Distributor under confidentiality terms substantially equivalent to those set forth herein, in each case as is reasonably necessary in order to allow Distributor to perform under this Agreement. In the event that a Distributor must file this Agreement or otherwise disclose any of its terms pursuant to public filing requirements, the Distributor shall seek confidential treatment of those portions of the Agreement as the parties shall mutually agree upon. Prior to the initial public announcement by the Distributor, ABAXIS shall approve the text (including any Form 8-K) relating to the transactions contemplated by this Agreement. Any subsequent public announcements regarding this Agreement or the transactions contemplated herein shall also be approved by ABAXIS in writing prior to any release thereof. This confidentiality provision shall survive termination of this Agreement.

17.	Force Majeure

Except as to the timely payment by Distributor of the purchase price of Products purchased by it under this Agreement, no failure or omission to carry out or observe any of the terms, provisions, or conditions of this Agreement will give rise to any claim by one party against the other, or be a breach of this Agreement, if the same is caused by or arises out of one or more of the following conditions: acts of God; actions of, or changes to regulations or laws of, any government; war; civil commotion; destruction of facilities or materials by fire, earthquake or storm; labor disturbance; epidemic; failure of public utilities or of suppliers; or any other event, matter or thing wherever occurring and whether or not of the same class or kind as those set forth above, which is not reasonably within the control of the affected party. However, the affected party will endeavor to avoid, remove, or cure all such conditions as soon as is reasonably feasible.

18.	Choice of Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the California rules for conflicts of laws. In the event of any action to enforce or construe this Agreement, or any of the provisions contained herein, whether initiated by ABAXIS or by Distributor, such action shall be heard only by a court of competent jurisdiction located in Alameda County, California.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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19.	Complete Agreement

This Agreement constitutes the entire contract between ABAXIS and Distributor. All prior or contemporaneous agreements, proposals, understandings and communications between or involving ABAXIS and Distributor are replaced in their entirety by this Agreement, except that this Agreement shall not relieve either party from making payments which may be due and owing under any agreements or contract made prior to the date hereof. This Agreement may be amended only by a written instrument executed by authorized representatives of ABAXIS and Distributor.

20.	Counterparts

This Agreement is signed in two identical counterpart originals each of which is to be considered the original.

In Witness Whereof, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives on the date below written.

	Distributor		ABAXIS, Inc.

By:	Mark Ziller	By:	Martin Mulroy

Signature:	/s/ Mark Ziller	Signature	/s/ Martin Mulroy

Title:	V.P.	Title:	VP Sales & Marketing

Date:	3/18/2010	Date:	3/18/10

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Appendix A

VetScan Reagents
VS2 Rotors, VSpro Cartridges and i-STAT Cartridges
Storage and Transportation Guidelines

1.0	Reagents must be stored refrigerated at 2-8° C.

2.0	Reagents must be shipped in insulated shipping containers with frozen gel ice packs. Cold shipper is to be placed in corrugated shipping box.

Insulated containers may be ice chest type, or any other type Styrofoam configuration, designed to maintain cold temperatures for a minimum of 24 hours. Walls of the Styrofoam containers must be a minimum of 7/8” wall thick, and be enclosed in a corrugated shipping box.

Gel ice packs must be a minimum 1 1/2 lb. in weight. (Generally, smaller sizes will not remain frozen adequately during shipment.)

3.0	Corrugated shipping boxes are to be clearly marked with temperature requirements - “Refrigerate at 2-8° C” - and are to be clearly labeled “Refrigerate Upon Arrival.”

4.0	Any carrier who provides next day delivery services may be used so long as the shipment arrives at its destination within twenty-four (24) hours.

5.0	When the shipment arrives, the product should feel cold to the touch, and the gel packs should be frozen or partially frozen.

6.0
Caution: Under no circumstances are the reagents to be shipped unprotected, either in a corrugated box without Styrofoam, without gel packs, or via any shipping method that takes longer than twenty-four (24) hours.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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